Exhibit 10.4

                              EMPLOYMENT AGREEMENT

      Agreement made as of July 1, 2004, between MEDASORB TECHNOLOGIES, LLC, a Delaware Limited Liability Company with offices at 7 Deer Park Drive, Suite K, Monmouth Junction, NJ 08852 ("MEDASORB") and DR. JAMES WINCHESTER, an individual residing at 1323 Pine Tree Road, McLean, Virginia 22101-2416 ("WINCHESTER")

                                    RECITALS

      WHEREAS, MEDASORB is engaged in the development and sale of certain medical technology including the development and production of a polymer resin useful in the treatment of blood purification, and

      WHEREAS, MEDASORB desires to employ WINCHESTER, and WINCHESTER desires to serve MEDASORB as its Chief Medical Officer ("CMO") with administrative and technical responsibilities.

                               TERMS OF AGREEMENT

In consideration of the foregoing and the mutual promises set forth below, the parties agree as follows:

1.    TERM:

      1.1 The term of this Agreement shall be one (1) year commencing July 1, 2004 ("Effective Date") and expiring on June 30, 2005 (the "Term"). The Term of this Agreement shall be automatically renewed for successive one year periods thereafter unless within 90 days prior to the end of the initial term or the end of any renewal year, either party gives the other written notice of its intention not to renew in which event this Agreement shall terminate at the end of the initial Term or the end of that renewal year term.

2.    EMPLOYMENT DUTIES:

      2.1 So long as this Agreement continues in effect, WINCHESTER will devote his full business time and energies to the business and affairs of MEDASORB as CMO and shall not engage in any other-part or full-time outside employment or business activity (other than passive investment) unless specifically agreed to in writing by MEDASORB or as otherwise set forth on Exhibit A. WINCHESTER will use his best efforts, skill and abilities to promote MEDASORB's interests and perform the customary duties of a CMO including, without limitation: overseeing all clinical trials conducted by MEDASORB, which shall include interfacing with MEDASORB's product development department and patients, clinicians and technicians; organizing, implementing and managing pre-clinical studies and other clinical research; assisting in the management of MEDASORB by participating in decisions relating to product manufacture and/or sourcing, product development and qualification, vendor selection, development of technical specifications, and long-term research and development; and any other duties which may be reasonably assigned to him by the Board of Managers.


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3.    REMUNERATION:

      3.1 Salary: MEDASORB will pay WINCHESTER, for his services hereunder a base salary ("Base Salary") of One Hundred Twenty Thousand Dollars ($120,000) per annum, payable in accordance with the usual payroll practices of MEDASORB, but not less frequently than bimonthly installments.

      3.2 Performance Bonus Plan: WINCHESTER shall at the discretion of the Managers, be entitled to participate in any bonus plan provided to senior executives including stock option plans, profit sharing plans and/ or their equivalent.

4.    BENEFITS:

      4.1   Insurance

            MEDASORB will not be responsible for WINCHESTER's life, medical, or disability insurance. MEDASORB will continue WINCHESTER's insurance coverage currently in place for a period of up to 120 days from the date of this Agreement until such time as WINCHESTER notifies MEDASORB that he has established his own private insurance plan.

      4.2   Travel Expenses

            During the Term of this Agreement MEDASORB will reimburse WINCHESTER for approved business travel expenses incurred.

5.    VACATION TIME:

      WINCHESTER will be entitled to vacation time in accordance with the customary practices of MEDASORB regarding senior executives which time, however, shall not be less than three weeks per year. WINCHESTER shall take vacation hereunder during each year of this Agreement at reasonable times considering the business activities of MEDASORB.

6.    EXPENSES:

      MEDASORB will pay or reimburse WINCHESTER for all reasonable and necessary expenses incurred or paid by Employee in connection with the performance of his services under this Agreement, on presentation pf expense statements or vouchers and such other supporting information as is customarily required by MEDASORB.

7.    DISABILITY:


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      7.1   If during the Term, WINCHESTER, by reason of physical or mental disability or incapacity, shall be unable to perform his duties hereunder for ninety (90) successive days or a period of one hundred twenty (120) days in the aggregate in any year of the Term, MEDASORB, at its option, may terminate this Agreement by written notice to WINCHESTER given within fifteen (15) days after the end of such ninety (90) or one hundred twenty (120) day period.

      7.2 If this Agreement is terminated under Section 7.1, MEDASORB shall pay WINCHESTER his salary through the date of termination.

8.    DEATH

      If WINCHESTER should die during the Term, MEDASORB shall pay to such payee or payees as he has designated by written notice to MEDASORB, or in default of such designation then to his estate, all Base Salary and Benefits through the date of death.

9.    TERMINATION OF EMPLOYMENT:

      9.1 Notwithstanding any other provision of this Agreement, WINCHESTER's employment may be terminated prior to the end of the Term hereof as follows:

            9.1.1 Automatically upon the death of WINCHESTER, in which event the provisions of Article 8 hereof shall govern;

            9.1.2 Upon a finding of disability of WINCHESTER pursuant to Article
                  7, in which event the provisions of that Article shall govern;

            9.1.3 At MEDASORB's option, on dismissal of WINCHESTER for "Cause".
                  "Cause" shall mean one or more of the following:

                  (a) The willful commission by WINCHESTER of a dishonest , or tortuous act, as such is reasonably and in good faith determined by the Managers, with respect to MEDAORB or any subsidiary or affiliate thereof; or

                  (b) WINCHESTER is convicted of a criminal act (MEDASORB may suspend WINCHESTER without pay upon indictment for commission of a crime); or

                  (c) WINCHESTER's failure to perform a substantial portion of his duties and responsibilities hereunder, which failure continues for more than ten (10) days after receipt by WINCHESTER of written notice given by the Managers of MEDASORB, setting forth in reasonable detail the nature of such failure; or


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                  (d)   Alcoholism or drug abuse; or

                  (e) Breach by WINCHESTER of any material provisions of this Agreement or the rules or policies established by the Managers; or

                  (f) Willful misconduct or negligence by WINCHESTER in the performance of his duties under this Agreement.

            9.1.4 On dissolution of MEDASORB or on cessation by MEDASORB of active operations, provided in either case, not in connection with the conversion of MEDASORB from a Limited Liability Company to a "C" corporation.

10.   NON-DISCLOSURE OF CONFIDENTIAL INFORMATION; INVENTIONS; SHOP RIGHTS:

      10.1 WINCHESTER shall not use or disclose to any person or entity any confidential information relating to MEDASORB including, but not limited to, technical, scientific or medical information, or information relating to its business operations including, but not limited to, its customer list, financial information, sales and marketing data, or its manufacturing methods and/or arrangements, obtained during the course of his employment, without MEDASORB's prior written consent.

      10.2 Every invention, discovery or improvement made or conceived by WINCHESTER during his employment by MEDASORB, whenever or wherever made or conceived, and whether or not during business hours, of any product, tool, device, formula, or process, software program similar to, or which constitutes an improvement, on those heretofore, now or at any time during his employment, developed or used by MEDASORB in connection with the development, design, or process of any product related to MEDASORB's business, or of any product which shall or could reasonably be developed, designed, or marketed in the reasonable expansion of the business of MEDASORB, shall be and continue to remain MEDASORB's exclusive property without any added compensation or any reimbursement for expenses to WINCHESTER, and upon the conception of any and every such invention, discovery or improvement and without waiting to perfect or complete it, WINCHESTER promises and agrees that he will immediately disclose it to MEDASORB and to no one else and thenceforth will treat it as the property and secret of MEDASORB. WINCHESTER will also execute any instruments reasonably requested from time to time by MEDASORB to vest in MEDASORB complete title and ownership to such invention, discovery or improvement and will, at the request of MEDASORB, do such acts and execute such instruments as MEDASORB may require but at MEDASORB's expense to obtain Letters Patent in the United States and foreign countries, for such invention, discovery or improvement and for the purpose of vesting title thereto in MEDASORB, without any additional compensation of any kind to WINCHESTER.


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11.   COVENANTS NOT TO COMPETE AND OTHER PROVISIONS

      11.1 "Competitive Activity" as used herein shall mean (i) engaging directly or indirectly, on behalf of himself or in any way on behalf of any other person, corporation or other entity, in any advising, investing, consulting or other business activity including becoming employed by, or acting as an agent or principal or any person, firm, corporation or other entity that is engaged in any business activity relating in any manner to any product, process, service or business activity that competes or potentially could compete with any product, process, service or business activity of MEDASORB or any product, service or activity being developed by MEDASORB or whose development, to the extent WINCHESTER knows or has reason to know, is being contemplated by MEDASORB, including but not limited to products or services relating to the detoxification of blood with adsorbent polymers or the use of adsorbent polymers in any other medical application; (ii) accepting employment with or being directly or indirectly involved as an independent contractor, consultant or otherwise with any company that is, or has been at any time in the prior twelve months, a customer or client of MEDASORB;
            (iii) soliciting for employment or consulting, employing or retaining, or assisting another person to employ or retain, directly or indirectly, any employees of MEDASORB or any person who was an employee of MEDASORB in the prior twelve months; provided, however, that employing or retaining, or assisting another person to employ or retain, any person whose employment with MEDASORB has been terminated without Cause shall not be considered Competitive Activity; (iv) soliciting, contacting, or otherwise doing business with any person that is, or at any time in the prior twelve months has been, a customer, licensor, licensee, client, agent, broker or dealer of or for MEDASORB.

      11.2 In consideration of this Agreement WINCHESTER agrees during the Term and for a period ending one year following the date of termination of this Agreement, not to engage in any Competitive Activity, except as consented to by MEDASORB in writing. Notwithstanding the foregoing, in no event will WINCHESTER be prohibited from engaging in the practice of medicine as a nephrologist.

      11.3 WINCHESTER acknowledges that MEDASORB will suffer irreparable harm in the event WINCHESTER reveals any confidential information relating to MEDASORB, or during any restricted period engages or threatens to engage in any Competitive Activity or any activity in violation of this Agreement, and therefore, agrees that in addition to its remedies by law, MEDASORB shall be entitled to injunctive relief as a consequence of a violation or threatened violation of the provisions of this Agreement.


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      11.4  On the expiration or earlier termination of the Term or WINCHESTER's resignation, discharge or earlier departure from MEDASORB, WINCHESTER shall promptly surrender to MEDASORB all of MEDASORB's books, records, documents, and customer lists and/or other of MEDASORB's materials or records he may have in his possession.

12.   NOTICES:

      All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if hand delivered or mailed, by certified mail, return receipt requested, as follows:

      To Company:

            MedaSorb Technologies, LLC
            7 Deer Park Drive, Suite K
            Monmouth Junction, NJ  08852

      To Attorney:

            Rubin Bailin Ortoli Mayer Baker & Fry LLP
            405 Park Avenue, 15th Floor
            New York, NY 10022
            Attn. Joseph Rubin, Esq.

      To Employee:

            Dr. James Winchester
            1323 Pine Tree Road
            McLean, VA 22101-2416


      With a copy to:




      and/or to such persons and addresses as any party shall have specified in writing to the other by notice as aforesaid.

13.   ASSIGNABILITY:


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      This Agreement (a) may not be assigned by WINCHESTER and (b) shall be binding on MEDASORB's successors and assigns.

14.   WAIVER:

      The failure of any party at any time or times to require the performance of any provisions of this Agreement will in no manner affect the right at a later time to enforce it. No waiver by any party of any condition or of the breach of any term contained in this Agreement, whether by conduct or otherwise, in any one or more instances, will be deemed to be or construed as a further or continuing waiver of the breach of any other term of this Agreement.

15.   SEVERABILITY:

      The invalidity or unenforceability of any provision of this Agreement will not affect any other provision, and the remainder of the Agreement will be construed as if the invalid and unenforceable provision were omitted.

16.   POWERS AND AUTHORITY:

      Each party represents and warrants that it has the right, power and authority to enter into this Agreement, and to fully perform its respective obligations hereunder.

17.   ENTIRE AGREEMENT:

      This Agreement sets forth the entire agreement and understanding of the parties in respect of the subject matter and supercedes any and all prior agreements, arrangements, understandings and representations relating to the subject matter.

18.   GOVERNING LAW:

      This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within that State.

19.   MISCELLANEOUS:

      19.1  Binding Effect

            This Agreement will be binding on and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.

      19.2  Headings

            Paragraph headings are inserted for convenience or reference only and do not form a party of this Agreement, and no construction or inference will be derived therefrom.


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      19.3  Counterparts

            This Agreement may be executed simultaneously in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

      19.4  Amendment; Waiver, Etc.

            This Agreement may be amended, modified, superceded or canceled, and any of its terms may be waived, only by a written instrument executed by each party or, in the case of a waiver, by the party or parties waiving compliance.


      IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on the day and year first above written.

                                    MEDASORB TECHNOLOGIES, LLC




                                    By:   /s/ Al Kraus
                                          -------------------------------
                                          Al Kraus, President and CEO




                                    By:   /s/ James Winchester
                                          -------------------------------
                                          James Winchester, M.D.


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                                    Exhibit A


      Chief Nephrologist at Beth Israel Medical Center

      Professor at Beth Israel Medical Center, includes teaching, medical care and other activities in conjunction with the Renal Research Institute

      Editorial Work with respect to Advances in Renal Replacement Therapy

      Adjunct Professor at Down State Medical Center

      Invited Lecturer

      Expect Witness Assignments

      Medical Association Executive Positions